UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2017
OLD PSG WIND-DOWN LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On December 5, 2017, Old PSG Wind-down Ltd. (formerly known as Performance Sports Group Ltd.) (the “Company”) issued a press release announcing that it has filed a plan supplement (the “Plan Supplement”) to the first amended joint Chapter 11 plan of liquidation (together with the Plan Supplement, the “Plan”) for the Company and its affiliated debtors (collectively, the “Debtors”) in their jointly administered Chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Plan Supplement contains certain documents relevant to the implementation of the Plan and the transactions contemplated by the Plan.

If the Plan is accepted by the necessary number and amount of the Debtors’ stakeholders entitled to vote, the Debtors will seek confirmation of the Plan by the Bankruptcy Court and a companion distribution and approval order (the “CCAA Approval Order”) from the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”), under the Companies’ Creditors Arrangement Act, to effectuate the Plan in the United States and Canada, respectively. A joint hearing before the Bankruptcy Court and the Canadian Court to confirm the Plan and obtain the CCAA Approval Order is currently scheduled to be heard on December 20, 2017.

The Plan, including the Plan Supplement and related materials, is available on https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2017

OLD PSG WIND-DOWN LTD.

By:	/s/ Brian J. Fox
	Name:	Brian J. Fox
	Title:	Chief Restructuring Officer